Exhibit 99.1

Daseke to Acquire Aveda Transportation and Energy Services

- One of the Largest Oil Rig Moving Companies in North America to Join Daseke’s Operations -

- Management to Discuss Acquisition via Conference Call Today at 11:00 a.m. ET -

ADDISON, Texas — April 16, 2018— Daseke, Inc. (NASDAQ: DSKE) (NASDAQ: DSKEW), the largest owner of flatbed and specialized transportation and logistics solutions in North America, has entered into a merger agreement with Aveda Transportation and Energy Services (TSX-V: AVE), one of the largest oil rig moving companies in North America.

Under terms of the agreement, Daseke will pay C$0.90 (US$0.71) per share plus the assumption of Aveda debt. In addition, up to C$0.45 (US$0.36) per share in cash contingent consideration to be paid based on EBITDA earnings. All figures have been translated from Canadian dollars into U.S. dollars at an exchange rate of 0.79.

As one of the largest in North America, Aveda provides specialized transportation services and equipment required for the exploration, development and production of petroleum resources in the U.S. and Canada. Aveda owns one of the largest and youngest fleets in the industry with approximately 430 tractors, 660 trailers and 200 light-duty trucks.

Aveda shareholders will have the choice of accepting cash, the equivalent in Daseke stock, or a combination. The agreement was unanimously approved by both companies’ boards of directors, which includes Aveda’s largest shareholders, Werklund Capital Corporation and Werklund Ventures Ltd.—holders of 25% of Aveda’s stock. The transaction is expected to close in June, subject to Aveda shareholder approval and other customary closing conditions.

“Aveda has built a team with a passion for excellence and a clear vision of their goals thanks to a leadership team that has orchestrated a significant turnaround in the company,” said Don Daseke, chairman and CEO of Daseke. “Hired in April 2016, President and CEO Ronnie Witherspoon built an executive team with considerable experience and took a company with C$8.9 million (US$7.0 million) in revenue upon the quarter of his arrival to over C$53.1 million (US$41.9 million) in the quarter ended December 2017. Highlighting this momentum, Aveda’s fourth quarter 2017 revenue was record-setting and their adjusted EBITDA grew to nearly C$3.6 million (US$2.8 million).”

Based on Aveda’s audited consolidated financial statements as of and for the years ended December 31, 2017 and 2016 prepared in C$ and in accordance with International Financial Reporting Standards and filed on Canadian System for Electronic Document analysis and Retrieval (SEDAR) on April 16, 2018. See Aveda’s MD&A and company filings for more information.

In addition to the scope of its fleet, Aveda has one of the lowest employee turnover rates, as competitive wages, ongoing personal development and room for advancement attracts top talent that grow with the company over the long-term.

Aveda’s revenue base is diversified across all seven of the major U.S. oil basins, which account for nearly 90 percent of its revenue. Aveda owns approximately 1,300 pieces of equipment, and a November 2017 outside equipment appraisal valued Aveda’s machinery and equipment at approximately C$114 million (US$90 million).

In 2017, Aveda generated C$200 million (US$158.0 million) in revenue, up 172 percent from C$73 million (US$57.7 million) in 2016. Adjusted EBITDA in 2017 improved significantly to $15.9 million (US$12.6 million) versus a negative EBITDA of $6.9 million in 2016 (negative US$5.5 million).

Based on Aveda’s audited consolidated financial statements as of and for the years ended December 31, 2017 and 2016 prepared in C$ and in accordance with International Financial Reporting Standards and filed on Canadian System for Electronic Document analysis and Retrieval (SEDAR) on April 16, 2018. See Aveda’s MD&A and company filings for more information.

Daseke continued: “Aveda is a great company with quality people, a specialized value-additive business and a blue-chip customer base. This transaction is a strong fit for our company and shareholders as Aveda has demonstrated the ability to outpace their market’s growth rate, and we expect joining Daseke will enable them to fuel their continued outperformance. This merger aligns with our stated goal of entering specialized niches where we use our scale to make our operating companies even stronger.

Aveda President and CEO Ronnie Witherspoon stated: “Over the past two years, we have taken significant measures to improve our revenue, expand gross margins and generate meaningful adjusted EBITDA growth. The ‘Aveda Way’ is our fundamental company philosophy to the rig moving experience, and it is grounded in the best people, working safely, and using the best equipment to drive industry-leading results. With 90 percent of our operations in the U.S., we believe joining Daseke’s expansive U.S. operations will provide us with significant benefits due to their scale and resources. This will serve to strengthen our philosophy, and our entire team is excited to join forces as one.”

Conference Call

Daseke will hold a conference call today, April 16, 2018, at 11:00 a.m. ET to discuss the combination.

Date: Monday, April 16, 2018

Time: 11:00 a.m. Eastern time (10:00 a.m. Central time)

Toll-free dial-in number: (855) 242-9918

International dial-in number: (414) 238-9803

Conference ID: 1399220

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website at investor.daseke.com.

A replay of the conference call will be available after 2:00 p.m. Eastern time on the same day until 2:00 p.m. Eastern time on April 30, 2018.

Toll-free dial-in number: (855) 859-2056

International dial-in number: (404) 537-3406

Conference ID: 1399220

About Aveda Transportation and Energy Services

Aveda provides specialized transportation services and equipment required for the exploration, development and production of petroleum resources in the Western Canadian Sedimentary Basin and in the United States of America principally in and around the states of Texas, Pennsylvania, Oklahoma, Ohio and North Dakota. Aveda balances Performance, Safety and Value for our Customers through Leadership, Financial Discipline and Proper Planning, while providing a culture of Family for our employees. Aveda strives for a world where its operations improve the daily experience of our customers, our employees, and every person we meet on the road to success.

Aveda was incorporated in 1994 as a private company to serve the oil and gas industry. In the spring of 2006 the Company went public on the TSX Venture Exchange. Aveda has major operations in Leduc, AB, Edson, AB, Grande Prairie, AB, Pleasanton, TX, Midland, TX, Pecos, TX, Marshall, TX, Williston, ND, Williamsport, PA, Martins Ferry, OH and Oklahoma City, OK. Aveda is publicly traded on the TSX Venture Exchange under the symbol AVE. Aveda has 12 locations which cover North America’s most prolific oil and gas plays. The Company has almost 1,500 pieces of modern, well maintained equipment and employs approximately 610 team members. Aveda’s unique differentiator is our advanced operational and safety culture. For more information on Aveda please visit www.avedaenergy.com.

About Daseke, Inc.

Daseke, Inc. is a leading consolidator and the largest owner of flatbed and specialized transportation and logistics capacity in North America. Daseke offers comprehensive, best-in-class services to many of the world’s most respected industrial shippers through experienced people, more than 5,200 tractors, more than 11,000 flatbed and specialized trailers, and million-plus square feet of industrial warehousing space. Daseke is uniquely positioned as the largest carrier, yet has only a small percent market share, of the highly fragmented flatbed and specialized transportation market. For more information, please visit www.daseke.com.

Aveda Transportation & Energy Services

This presentation contains financial information from Aveda’s 2017 and 2016 audited financial statements prepared in Canadian $ (C$) and in accordance with International Financial Reporting Standards (IFRS) and filed on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) on April 16, 2018. Standardized EBITDA is earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is Standardized EBITDA, excluding foreign exchange gains or losses which are primarily related to the US dollar activities of the Company and can vary significantly depending on exchange rate fluctuations, which are beyond the control of the Company, and write downs of intangible assets, goodwill impairment, financing costs, gains or losses on disposal of assets, stock based compensation, fees and expenses on settlement of debt and losses on extinguishment of debt, acquisition earn out adjustments, and gain or loss on business combination.

Forward-Looking Statements

This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Projected financial information are forward-looking statements. Forward-looking statements, including those with respect to revenues, earnings, performance, strategies, prospects and other aspects of the business of Daseke, are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic risks (such as downturns in customers’ business cycles and disruptions in capital and credit markets), driver shortages and increases in driver compensation or owner-operator contracted rates, loss of senior management or key operating personnel, Daseke’s ability to recognize the anticipated benefits of recent acquisitions, Daseke’s ability to identify and execute future acquisitions successfully, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, Daseke’s ability to generate sufficient cash to service all of its indebtedness, restrictions in Daseke’s existing and future debt agreements, increases in interest rates, the impact of governmental regulations and other governmental actions related to Daseke and its operations, litigation and governmental proceedings, and insurance and claims expenses. For additional information regarding known material factors that could cause actual results to differ from those expressed in forward-looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, including Hennessy Capital Acquisition Corp. II’s definitive proxy statement dated February 6, 2017, particularly the section “Risk Factors—Risk Factors Relating to Daseke’s Business and Industry,” and Daseke’s Current Report on Form 8-K/A, filed with the SEC on March 16, 2017 and amended on May 4, 2017. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Daseke undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations:

Liolios Group

Cody Slach or Sean Mansouri

949.574.3860

DSKE@liolios.com

Media Contact:

Matt Maurel

512.387.3440

matt@anthonybarnum.com